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                                                                    EXHIBIT 4.6

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR, SUBJECT TO SECTION 5.2 HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                    REPLACEMENT WARRANT TO PURCHASE STOCK

Issuer: Kanbay International, Inc., a Delaware corporation
Number of Shares: 46,567.5
Class of Stock: Common Stock, $.001 par value per share
Exercise Price: $3.3554 per share
Original Issue Date: April 19, 2000
Date of Issuance of Replacement: July 27, 2004
Expiration Date: April 18, 2007

                               RECITALS

  A. On April 19, 2000, a Warrant to Purchase Preferred Units was issued by Kanbay, LLC, a Delaware limited liability company, in favor of Silicon Valley Bank (and subsequently assigned to Silicon Valley Bancshares), for the purchase of 25,000 Series A Convertible Preferred Units of Kanbay, LLC at the initial Exercise Price of $6.25 per Preferred Unit (the "Original Warrant") and pursuant to the Original Warrant, Kanbay, LLC was entitled to convert from a limited liability company to a Delaware corporation (the "Conversion");

  B. On August 24, 2000, pursuant to the Conversion and in accordance with terms of the Original Warrant, Kanbay International, Inc. (the "Company"), a Delaware corporation and successor to Kanbay, LLC, issued as a replacement for and in lieu of the Original Warrant, a warrant for the purchase of 25,000 shares of Series A Convertible Preferred Stock of the Company at the initial Exercise Price of $6.25 per share (the "Conversion Warrant"), such Conversion Warrant relating back to the Original Issue Date of April 19, 2000;

  C. In connection with transactions contemplated by that certain Subscription Agreement by and between the Company and MSIT Holdings, Inc., the Company amended its Certificate of Incorporation effective on August 31, 2000, to provide for, among other things, the reclassification of shares of its Series A Convertible Preferred Stock to shares of Series A-1 Convertible Preferred Stock (the "New Series A-1 Preferred Stock") and in connection therewith, the Company issued as a replacement for and in lieu of the Conversion Warrant, that certain Amended and Restated Warrant for the purchase of 25,000 shares of its New Series A-1

Preferred Stock (the "Amended and Restated Warrant"), such Amended and Restated Warrant relating back to the Original Issue Date of April 19, 2000; and

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  D.  In connection with the underwritten initial public offering of the
Company's Common Stock (as hereinafter defined), the Company and its stockholders entered into certain recapitalization transactions, whereby all of the outstanding preferred stock of the Company was voluntarily converted into its Class A Common Stock and thereafter all of the outstanding Class A Common Stock was reclassified and redesignated as a Common Stock, par value $0.001 per share (the "Common Stock") and in connection therewith, the Company is issuing as a replacement for and in lieu of the Amended and Restated Warrant, this Replacement Warrant, such Replacement Warrant relating back to the Original Issue Date of April 19, 2000.

  FOR THE AGREED UPON VALUE of $1.00, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Replacement Warrant ("Warrant") is issued to SILICON VALLEY BANCSHARES (together with its successors and permitted assigns, "Holder") by the Company.

  Subject to the terms and conditions hereinafter set forth, the Holder is entitled upon surrender of this Warrant and the duly executed Notice of Exercise form annexed hereto as APPENDIX 1 ("Notice of Exercise"), at the principal office of the Company, 6400 Shafer Court, Suite 100, Rosemont, IL 60018, attention: chief financial officer or such other office as the Company shall notify the Holder of in writing, to purchase from the Company up to Forty-Six Thousand Five Hundred Sixty-Seven and one-half (46,567.5) fully paid and non-assessable shares (the "Shares") of the Common Stock at a purchase price per Share of $3.3554 (the "Exercise Price"). This Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM, Eastern time, on the Expiration Date, and shall be void thereafter.
Until such time as this Warrant is exercised in full or expires, the Exercise Price and the Shares are subject to adjustment from time to time as hereinafter provided.

ARTICLE 1. EXERCISE.

  1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.

  1.2  CONVERSION RIGHT.  In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined as follows:

                           X = Y (A-B)/A

  where:
                           X = the number of Shares to be issued to the Holder.

                           Y = the number of Shares with respect to which this Warrant is being exercised.

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                           A = the Fair Market Value (as determined pursuant to
                           Section 1.3 below) of one Share.

                           B = the Exercise Price.

  1.3  FAIR MARKET VALUE.

       1.3.1 If shares of Common Stock are traded on a nationally recognized securities exchange or over the counter market, the fair market value of one Share shall be the closing price of a share of Common Stock reported for the business day immediately preceding the date of Holder's Notice of Exercise to the Company.

       1.3.2 If shares of Common Stock are not traded on a nationally recognized securities exchange or over the counter market, the Board of Directors of the Company shall determine the fair market value of a share of Common Stock in its reasonable good faith judgment.

  1.4 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the right to purchase the Shares not so acquired.

  1.5 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

  2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on the outstanding shares of Common Stock, payable in Common Stock or other securities, or subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

  2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as

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may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

  2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

  2.4 NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or by-laws, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

  2.5 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount computed by multiplying such fractional interest by the Fair Market Value (determined in accordance with Section 1.3 above) of one Share.

  2.6 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Exercise Price, number of Shares or class of security for which this Warrant is exercisable, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its chief financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price, number of Shares and class of security for which this Warrant is exercisable in effect upon the date thereof and the series of adjustments leading to such Exercise Price, number of Shares and class of security.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

  3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

       3.1.1 All Shares which may be issued upon the due exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

       3.1.2 The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued shares such number of shares of its Common Stock and other securities as will be sufficient to permit the exercise in full of

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  this Warrant and the conversion or exchange of such Common Stock into or for such other securities.

       3.1.3 The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the Shares upon exercise or conversion hereof, (i) have been duly authorized by all necessary corporate action on the part of the Company, its Board of Directors and stockholders, (ii) do not conflict with or violate the Certificate and/or the Company's by laws, (iii) do not contravene any law or governmental rule, regulation or order applicable to it, and (iv) do not contravene any provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Warrant constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

  3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of any of its Common Stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of securities of the Company shall be entitled to receive such dividend, distribution or rights) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of securities of the Company will be entitled to exchange their securities of the Company for securities or other property deliverable upon the occurrence of such event).

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

  4.1 PURCHASE FOR OWN ACCOUNT. This Warrant and the Shares to be acquired upon exercise hereof will be acquired for investment for Holder's account, not as nominee or agent, and not with a view to sale or distribution in violation of applicable federal and state securities laws.

  4.2 INVESTMENT EXPERIENCE. Holder understands that the purchase of this Warrant and the Shares covered hereby involves substantial risk. Holder (a) has experience as an investor in unregistered securities, (b) has sufficient knowledge and experience in financial and business affairs that it evaluate the risks and merits of its investment in this Warrant and the Shares, and
(c) can bear the economic risk of such Holder's investment in this Warrant and the Shares.

  4.3 ACCREDITED INVESTOR. Holder is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended.

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ARTICLE 5. MISCELLANEOUS.

  5.1 LEGENDS. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR, SUBJECT TO SECTION 5.2 OF THAT CERTAIN REPLACEMENT WARRANT TO PURCHASE STOCK ISSUED BY THE CORPORATION TO SILICON VALLEY BANCSHARES DATED AS OF APRIL 19, 2000, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION
       IS NOT REQUIRED.

  5.2 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder who is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended.

  5.3 TRANSFER PROCEDURE. Holder may, subject to Section 5.2 above, transfer all or part of this Warrant and/or the Shares at any time and from time to time by giving the Company notice of the portion of the Warrant and/or Shares being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

  5.4 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally, or mailed by first class registered or certified mail, postage prepaid, or sent via reputable overnight courier service, fee prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time, but in all cases, unless instructed in writing otherwise, the Company shall deliver a copy of all notices to Holder to Silicon Valley Bank, Treasury Department, 3003 Tasman Drive, HA-200, Santa Clara, California 95054.

  5.5 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

  5.6 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

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  5.7 GOVERNING LAW.  This Warrant shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to its principles regarding conflicts of law.

  5.8 NO RIGHTS AS A SHAREHOLDER. Except as specifically provided in this Warrant, Holder shall have no rights as a shareholder of the Company in respect of the Shares issuable hereunder unless and until Holder exercises this Warrant as to all or any of such Shares.

             [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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  IN WITNESS WHEREOF, the Company has caused this Replacement Warrant to
Purchase Stock to be duly executed by its duly authorized representative as of the Original Issue Date.

                                              "COMPANY"
                                              KANBAY INTERNATIONAL, INC.


                                              By: /s/ WILLIAM F. WEISSMAN
                                                  ________________________
                                              Name: William F. Weissman
                                              Title: Vice President and
                                                     Chief Financial Officer


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                                  APPENDIX 1
                              NOTICE OF EXERCISE

  1. The undersigned hereby elects to purchase _______shares of the ____________ stock of __________________ pursuant to Section 1.1 of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in full.

  1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 1.2 of the attached Warrant. This conversion is exercised with respect to ____________ of shares of the ________________________ Stock of ___________________.

  [Strike paragraph that does not apply.]

  2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                            ___________________________________
                                            (Name)

                                            ___________________________________
                                            ___________________________________
                                            (Address)

  3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                            ___________________________________
                                            (Signature)

____________________
 (Date)